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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Amgen Inc. for the registration of shares of its common stock of our report dated January 22, 2002 (except for Note 16, as to which the date is March 8, 2002), with respect to the consolidated financial statements of Immunex Corporation included in the Current Report (Form 8-K) dated May 16, 2002 of Amgen Inc., filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Seattle, Washington
July 16, 2002